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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 28, 1997 included in Gables Residential Trust's Form 10-K for the year ended December 31, 1996 and Gables Realty Limited Partnership's Form 10/A-1 as filed with the Securities and Exchange Commission on August 5, 1997, and to all references to our Firm included in this registration statement.




                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                             ARTHUR ANDERSEN LLP


August 6, 1997
Atlanta, Georgia